Exhibit 10.4

OPTION TO PURCHASE INTEREST

This Agreement is made effective the ___ day of ______, 2006, by and between William D. Harden and Laura L. Harden, husband and wife ("Harden") ("Optionor") and Daybreak Oil and Gas, Inc., a Washington Corporation ("Optionee").

WHEREAS, Harden desires to grant to Daybreak Oil and Gas, Inc. the option to purchase a forty-nine percent (49%) interest in Green River Drilling, LLC, a Texas Limited Liability Company;

NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions contained herein, the parties hereto agree as follows:

1. Grant of Option. Harden hereby grants to Daybreak Oil and Gas, Inc., or its permitted assignees as agreed to by the parties hereto, an option to purchase a forty-nine percent (49%) interest in Green River Drilling, LLC on the terms and conditions set forth herein.

2. Purchase Price and Terms. The purchase price payable for such interest shall be Six Hundred Thousand Dollars and 00/100 ($600,000.00), payable in full at closing and in addition thereto at the option of Harden, 100,000 common shares of Daybreak Oil and Gas Inc, common stock at the fair market value as of the date the option is exercised or in the alternative the additional cash sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) cash at closing.

3. Exercise of Option. The option may be exercised at any time from the date of the executive of this Agreement through February 28, 2008. The option shall be exercised by Daybreak Oil and Gas, Inc. giving written notice to Harden. Closing of purchase shall occur within thirty (30) days after the Notice of Exercise is delivered to Harden.

4. Representations and Warranties of Harden. At closing, Harden shall represent and warrant to Daybreak Oil and Gas, Inc. that:

a. Green River Drilling, LLC's interest is free and clear of all liens and encumbrances, except for liens and encumbrances approved by Daybreak Oil and Gas, Inc.

b. Such interest is now and until the closing shall be free of all encumbrances.

c. Daybreak Oil and Gas, Inc. shall receive good and marketable title to such interest, free of all encumbrances.

d. Green River Drilling, LLC is a Texas Limited Liability Company in good standing under the laws of the State of Texas and shall still be such on the closing day of the sale.

5. Representations and Warranties of Daybreak. At closing, Daybreak Oil and Gas, Inc. shall represent and warrant to Harden that:

a. Daybreak Oil and Gas, Inc. is a Washington Corporation in good standing under the laws of the State of Washington and shall still be such on the closing day of the sale.

b. Daybreak Oil and Gas, Inc. is not insolvent.

c. No action has been commenced to appoint, and Daybreak Oil and Gas, Inc. has not consented to the appointment, of a receiver, trustee, or other similar official for all or any part of Daybreak Oil and Gas, Inc.'s property.

d. Daybreak Oil and Gas, Inc. has not assigned any of its assets for the benefit of creditors.

e. Daybreak Oil and Gas, Inc. has not filed and has not been served with a petition for relief under 11 U.S.C. § *et. seq.* or any or similar federal or state statute.

6. Conditions to Closing. The representations and warranties of Harden and Daybreak Oil and Gas, Inc. set forth in paragraph 4 and 5 above shall continue to be true and correct.

7. Termination of Option. If Daybreak Oil and Gas, Inc. fails to timely exercise the option, or fails to fully fund the $600,000 loan for refurbishment of a drilling rig owned by Harden, then this Agreement and the rights of Daybreak Oil and Gas, Inc. hereunder, shall thereupon automatically cease and terminate without further notice.

8. Notice. All notices given or required to be given hereunder shall be in writing and addressed to the parties as set out below. Any such notice shall be deemed given only when actually received by the part intended therefore, whether personally served or sent by registered or certified mail, return receipt requested.

If to Harden:
501 West County Road 109
Venus, Texas 76084

If to Daybreak Oil and Gas, Inc.:
601 West Main Avenue, Suite 1017
Spokane, Washington 99201

9. Attorney's Fees. In the event of a dispute arising out of or pertaining to this Agreement, the prevailing party in any such dispute shall be entitled to attorney's fees and costs from the nonprevailing party.

10. Binding effect. This Agreement shall be binding upon the parties, their heirs, legal representatives, successors, and assigns.

11. Entire agreement. This Agreement supersedes all prior agreements between the parties relating to its subject matter. There are no other understandings or agreements between them concerning the subject matter.

12. Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or signal exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

13. Governing law. This Agreement shall be constructed in accordance with the laws of the State of Texas.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year first above written.

DAYBREAK OIL AND GAS, INC.

By: Thomas C. Kilbourne
Thomas C. Kilbourne,
Treasurer

William D. Harden
William D. Harden

Laura L. Harden
Laura L. Harden